Exhibit 99.1

Disclosure Items

Revised Biographies

Mr. Abraham Keinan has been our Chairman of the Board of Directors since our inception. Abraham Keinan founded Swiftnet in February 1990. Mr. Keinan has been the Chairman of the Board of Directors of Swiftnet since its inception. From 1991 to October 2003, Mr. Keinan was Swiftnet’s Managing Director. In or about January 2002, Mr. Keinan became a Director of Auracall Limited, our UK based affiliated entity. Mr. Keinan has been a Director of Xfone 018 since its inception in April 2004. In March 2005, Mr. Keinan became the Chairman of the Board of Directors of Xfone 018. Mr. Keinan has been a Director of Xfone USA, since its inception in May 2004. Mr. Keinan has been a Director of Story Telecom since May 2006. In July 2006, Mr. Keinan became a Director of Equitalk. In 1975, Mr. Keinan received a Bachelor of Science Degree in Mechanical Engineering from Ben-Gurion University, Beer-Sheeva - Israel.

Mr. Guy Nissenson has been our President, Chief Executive Officer and a Director since our inception. Mr. Nissenson joined Swiftnet in October 1999, became a Director of Swiftnet in May 2000 and its Managing Director in October 2003. In October 2002, Mr. Nissenson became a Director of Story Telecom. In or about January 2002, Mr. Nissenson became a Director of Auracall Limited. Mr. Nissenson has been a Director of Xfone 018 since its inception in April 2004. Mr. Nissenson has been a Director of Xfone USA since its inception in May 2004. In March 2005, Mr. Nissenson became the Chairman of the Board of Directors of Xfone USA. In July 2006, Mr. Nissenson became a Director of Equitalk. Mr. Nissenson was a marketing manager of RADA Electronic Industries Ltd. in Israel from May 1997 to October 1998. Mr. Nissenson was an audit and control officer with the rank of Lieutenant of the Israeli Defense Forces - Central Drafting Base and other posts from March 1993 to May 1997. In July 2000, Mr. Nissenson received a Bachelor of Science Degree in Business Management from Kings College - University of London. In September 2001, Mr. Nissenson received a Master of Business Administration in International Business from Royal Holloway at the University of London in London, United Kingdom.

Mr. John Mark Burton, 42 years of age, was appointed as the Managing Director of Swiftnet at the completion of the acquisition of Equitalk on July 3, 2006. He founded Equitalk, the UK’s first fully automated e-telco, in 2000 and has been serving as its Managing Director since then. On August 7, 2006, Mr. Burton was elected as a Chairman to the Board of Directors of Story Telecom, Inc. and Story Telecom Limited. Prior to founding Equitalk, Mr. Burton founded Nexus Telecom Limited in 1995. Under his leadership as Managing Director, Nexus designed an award-winning server-based soft switch that gained UK Regulatory and IBM Approval. Prior to Nexus, Mr. Burton worked as Business Development Manager for Griffin International (a telecom messaging company). He has also served as R&D Manager at Nortel Networks with responsibility for engineers in the UK, US and Far East designing a next generation, open architecture PBX. Mr. Burton is a graduate of the University of Liverpool where he earned a BEng degree in Electronic Engineering. He also holds an MBA from the Cranfield School of Management and a CEng MIEE designation from the Institute of Electrical Engineers.

Description of Business - Principal Suppliers

We are dependent on several of our suppliers. However, these suppliers are required to provide us with services according to the relevant regulations and their licenses to operate as a telecommunications provider in the relevant jurisdictions.

Description of Business - Regulatory Matters

On August 21, 2006, the Ministry of Communications of the State of Israel granted Xfone 018 a license to operate in Israel as an ISP, thus enabling Xfone 018 to provide Internet access, Email and EDI (electronic data interchange) services.

Description of Securities

Pursuant to a resolution of the Board of Directors of the Company dated July 11, 2006, in connection with the listing of the shares of the Company on the TASE,  the Company agreed that as long as it’s shares are listed for trading on the TASE,  the Company shall not create, issue or allot shares of a class other than the class listed for trading on the TASE, other than allotments or issuances that comply with the requirements of  Section 46B(A)(1) of the  Israel  Securities Law, 1968.

Executive Compensation

On July 11, 2006, and in conjunction with the March 10, 2005 employment agreements, we issued, as “Acquisition Bonus”, 32,390 warrants to Wade Spooner and 16,195 warrants to Ted Parsons. We were advised by AMEX that the approval of the shareholders of the Company is required in order to allow the issuance and listing of the shares underlying said warrants. Subject to obtaining the required approvals, the warrants are convertible on a one to one basis into restricted shares of our common stock at an exercise price of $3.285, and have a term of five years.

Risk factors

While we act according to our licenses in the United Kingdom, the United States and Israel, if we do not continue to follow the terms of such licenses and the laws and regulations relating to such licenses, we could lose our license to conduct our businesses in these jurisdictions.

A violation of the conditions of our licenses and the related laws and regulations could lead to the loss of, material changes to or freezing of our licenses which could have a material effect on our operations in that without such licenses we would not be able to provide licensed services in the area resulting in a loss of revenues and that such violations could lead to monetary penalties.

If our telecommunications infrastructure or equipment is damaged, requires maintenance or is inoperative, we may not be able to provide service to our customers.

We rely on our telecommunications equipment, including, but not limited to our switchboard and switches, to provide services to our customers. In the event that such equipment is not able to provide the services for which it is then used, we may not be able to provide services to our customers. While we have back-up for much of this equipment, if any portion of the equipment is unavailable for any extended period of time, it will be difficult to provide service to our customers, might give rise to the ability of our customers to terminate agreements with us, and would generally have a detrimental effect on retaining our customers.

If our suppliers' telecommunications infrastructure is damaged, it could increase our expenses and we may not be able to provide service to our customers.

We rely on certain suppliers’ telecommunications infrastructure in order to provide services to our customers. If their ability to supply such services to us is damaged in any way, we may be required to incur additional costs to replace such services and we may not be able to provide service to our customers.

The Company might be regarded as a local tax resident in countries other than the US.

The Company was incorporated in Nevada, US, and accordingly is a US tax resident and is taxed in the US. To the best knowledge of the Company and based on consultancy provided by its accountants, the Company is not a tax resident in any other country in which it conducts business (directly or indirectly through local subsidiaries). However, it should be noted that there is no assurance that none of the local tax authorities in these countries shall argue that the company is a local tax resident. Any determination by such local tax authorities could have an adverse effect on our results of operations.

Should our agreements with British Telecom, Bezeq or BellSouth be cancelled, our operations will be negatively impacted.

Should our agreements involving British Telecom, Bezeq, or BellSouth be cancelled, our operations will be negatively affected.

Certain of Our existing credit facilities contain a number of restrictions and obligations that may limit our financial flexibility.

Our credit facilities contain a number of restrictive covenants that limit our financial flexibility. These covenants, among other things, restrict our right to pledge our assets, make loans or give guarantees, and engage in mergers or consolidations. Our ability to continue to comply with these and other obligations depends in part on the future performance of our business. There can be no assurance that such obligations will not have a materially adverse affect on our ability to finance our future operations. In addition, one of our lenders and certain investors has a right of first refusal to participate in future financings which may have the effect of making it more difficult to raise financing from other sources. The Company has received the consent of Laurus Master Fund, Ltd, Crestview Capital Master, LLC, and Mercantile Discount - Provident Funds to the current offering and has not yet received all of these consents of Burlingame Equity Investors, LP, Burlingame Equity Investors II, LP, Burlingame Equity Investors (Offshore), Ltd.

The market price of our common stock may be volatile and you may not be able to resell the shares issued to you upon conversion of the notes at or above the price you paid, or at all.

The stock markets in general have experienced during the past few years extreme price and volume fluctuations. The market prices of securities of technology companies have been extremely volatile, and have experienced fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. These broad market fluctuations could adversely affect the market price of our common stock. During 2003, for example, the market price of our common stock fluctuated between $0.30 and $6.25, during 2004, the market price of our common stock fluctuated between $1.95 and $5.75, and during 2005, the market price fluctuated between $2.30 and $4.29. The market price of our common stock traded on the AMEX fluctuated between $2.65 and $3.84 during the first half of 2006. The market price of our common stock may continue to fluctuate substantially due to a variety of factors, including:

•  any actual or anticipated fluctuations in our or our competitors' quarterly revenues and operating results;
•  shortfalls in our operating results from levels forecast by securities analysts;
•  public announcements concerning us or our competitors;
•  the introduction or market acceptance of new products or service offerings by us or by our competitors;
•  changes in product pricing policies by us or our competitors;
•  changes in security analysts' financial estimates;
•  changes in accounting principles;
•  sales of our shares by existing shareholders; and
•  the loss of any of our key personnel.

In addition, economic, political, and market conditions and military conflicts and, in particular, those specifically related to the State of Israel, may affect the market price of our shares.

Our shares of common stock are traded on more than one market and this may result in price variations.

Our shares of common stock trade on the American Stock Exchange and the Tel Aviv Stock Exchange. Trading in our shares of common stock on these markets will take place in different currencies (dollars on the AMEX and NIS on the TASE), and at different times (resulting from different time zones, different trading days and different public holidays in the United States and Israel). The trading prices of our common stock on these two markets may differ due to these and other factors. Any decrease in the trading price of our shares of common stock on one of these markets could cause a decrease in the trading price of our shares of common stock on the other market.

Future sales of our shares in the public market or issuances of additional securities could cause the market price for our shares of common stock to fall.

As of August 25, 2006, we had 10,811,998 shares of common stock outstanding. In addition, we have reserved 5,500,000 shares of common stock for issuance under our option plans and 4,460,903 shares of common stock underlying warrants. In addition, certain of our shareholders have registration rights with respect to the shares they hold, including piggyback rights. If a large number of our common stock is sold in a short period, the price of our common stock would likely decrease. In addition, the price of our shares of common stock could be affected by possible sales of our common stock by investors who view the convertible notes as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that may develop involving our common stock. The hedging or arbitrage could, in turn, affect the trading prices of the convertible notes.